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Exhibit 10.15

STOCKHOLDERS AGREEMENT

among

Versailles U.S. Holding Inc.
(soon to be renamed Houghton Mifflin Holdings, Inc.)

Houghton Mifflin Company

and

Certain Stockholders of Versailles U.S. Holding Inc

Dated as of December 30, 2002

	5.1.1. Offer	11
	5.1.2. Exercise	11
	5.1.3. Other Securities	12
	5.1.4. Certain Legal Requirements	12
	5.1.5. Further Assurances	12
	5.1.6. Expenses	13
	5.1.7. Closing	13
5.2.	Post-Issuance Notice	13
5.3.	Excluded Transactions	13
5.4.	Certain Provisions Applicable to Options, Warrants and Convertible Securities	14
5.5.	Acquired Shares	14
5.6.	Period	14
6. REGISTRATION RIGHTS		14
6.1.	Demand Registration Rights for Investor Shares	14
	6.1.1. General	14
	6.1.2. Form	15
	6.1.3. Payment of Expenses	15
	6.1.4. Additional Procedures	15
	6.1.5. Expiration	15
6.2.	Piggyback Registration Rights	15
	6.2.1. Piggyback Registration	15
	6.2.2. Payment of Expenses	16
	6.2.3. Additional Procedures	16
	6.2.4. Expiration	16
6.3.	Certain Other Provisions	16
	6.3.1. Underwriter's Cutback	16
	6.3.2. Other Actions	18
	6.3.3. Selection of Underwriters and Counsel	18
	6.3.4. Lock-Up	18
6.4.	Indemnification and Contribution	18
	6.4.1. Indemnities of the Company	18
	6.4.2. Indemnities to the Company	19
	6.4.3. Contribution	20
	6.4.4 Limitation on Liability of Holders of Registrable Securities	20
7. REMEDIES		20
7.1.	Generally	20
7.2.	Deposit	20
8. LEGENDS		21
8.1.	Restrictive Legend	21
8.2.	1933 Act Legends	21
8.3.	Stop Transfer Instruction	21
8.4.	Termination of 1933 Act Legend	21
9. AMENDMENT, TERMINATION, ETC.		22
9.1.	Oral Modifications	22
9.2.	Written Modifications	22
9.3.	Effect of Termination	22
10. DEFINITIONS		22

ii

10.1.	Certain Matters of Construction	22
10.2.	Definitions	22
11. MISCELLANEOUS		28
11.1.	Authority; Effect	28
11.2.	Notices	28
11.3.	Binding Effect, Etc.	29
11.4.	Descriptive Headings	29
11.5.	Counterparts	29
11.6.	Severability	29
11.7.	Consent to Certain Indebtedness	29
12. GOVERNING LAW		29
12.1.	Governing Law	29
12.2.	Consent to Jurisdiction	30
12.3.	WAIVER OF JURY TRIAL	30
12.4.	Exercise of Rights and Remedies	30

iii

STOCKHOLDERS AGREEMENT

        This Stockholders Agreement (the "Agreement") is made as of December 30, 2002 by and among:

  (i)
  Versailles U.S. Holding Inc., a Delaware corporation, which will soon be renamed Houghton Mifflin Holdings, Inc. (the "Company");

  (ii)
  Houghton Mifflin Company, a Massachusetts corporation ("HMC");

  (iii)
  each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively, the "Investors");

  (iv)
  such other Persons, if any, who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as "Other Investors" (collectively, the "Other Investors");

  (v)
  such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as "Managers" (the "Managers" and together with the Investors and the Other Investors, the "Stockholders").

Recitals

1.
Prior to the Closing (defined below) (a) Financiére Versailles S.a.r.l., a Luxembourg corporation ("Luxco"), acquired all of the outstanding capital stock of Versailles Holding LLC ("Holdings LLC"), a Delaware limited liability company, which, in turn, acquired all of the outstanding capital stock of the Versailles Acquisition Corporation, a Delaware Corporation ("Acquisition").

2.
Prior to the Closing, Holdings LLC was converted into a Delaware corporation pursuant to Section 18-216 of the Delaware Limited Liability Company Act and changed its name to Versailles U.S. Holding Inc. (the "Company").

3.
At or prior to the Closing, the Investors (other than Bain Capital VII Coinvest Fund, LLC and BCIP TCV, LLC) acquired all of the outstanding capital stock of Luxco.

4.
At the Closing, Acquisition acquired all of the outstanding capital stock of HMC pursuant to a Share Purchase Agreement dated November 4, 2002 among Vivendi Communications North America Inc. ("Seller"), Vivendi Universal S.A. ("Parent") and Acquisition (the "Acquisition Agreement").

5.
Immediately after the Closing, Acquisition will merge with and into HMC, with HMC surviving the merger, pursuant to which the Company will become the holder of all of the outstanding capital stock of HMC, and after the completion of such merger the Company will change its name from Versailles U.S. Holding Inc. to Houghton Mifflin Holdings, Inc.

6.
Promptly after the Closing, Luxco will be dissolved and will distribute all of the outstanding capital stock of the Company to the Investors (other than Bain Capital VII Coinvest Fund, LLC and BCIP TCV, LLC).

7.
Immediately after the dissolution of Luxco, Bain Capital Integral Investors, LLC will Transfer a portion of its shares of outstanding capital stock of the Company to two of its members, Bain Capital VII Coinvest Fund, L.P. and BLIP TCV, LLC.

8.
After giving effect to the above transactions, the Company's Common Stock and all Options and Convertible Securities will be held as set forth on Schedule 1 hereto.

9.
The Company from time to time may issue shares of the Company's Common Stock to the Managers pursuant to one or more equity incentive plans.

10.
The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreement on certain matters.

Agreement

        Therefore, the parties hereto hereby agree as follows:

1.
EFFECTIVENESS; DEFINITIONS.

        1.1.    Effectiveness.    This Agreement shall become effective upon the distribution by Luxco of all the outstanding capital stock of the Company to the Investors (other than Bain Capital VII Coinvest Fund, L.P. and BCIP TCV, LLC) following the consummation of the closing under the Acquisition Agreement (the "Closing").

        1.2.    Definitions.    Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.

2.
VOTING AGREEMENT.

        2.1.    Election of Directors.    The provisions of this Section 2.1 shall apply from and after the time that the series of Class A Common Stock other than Class A-1 Common Stock of the Company automatically convert into shares of Class A-1 Common Stock of the Company pursuant to the terms of the certificate of incorporation of the Company. Each holder of Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, to fix the number of members of the board of directors of the Company (the "Board") at eight or such higher number as may be specified from time to time by the Majority Investors. The Board shall be divided into classes, and in the event that the number of members of the Board is eight, there shall be (i) three Bain Directors, (ii) three THL Directors, (iii) two Blackstone Directors, and (iv) no Other Directors (in each case where the number of directors is determined without regard to any failure of any holder of Investors Shares to designate a member of the Board of Directors), which shall in each case be elected as set forth in this Section 2.1 below. In the event that the number of members of the Board is greater than eight, at any time the number of Bain Directors, THL Directors, Blackstone Directors and Other Directors, respectively, shall each be such number as shall have been specified as of such time by the Majority Investors, in each case elected as set forth in this Section 2.1 below; provided, however, that (A) the number of Bain Directors shall equal the number of THL Directors, (B) the number of Blackstone Directors shall not be less than twenty percent of the aggregate number of the Blain Directors plus the THL Directors plus the Blackstone Directors, and (C) the number of Other Directors shall be any number specified by the Majority Investors (in each case where the number of directors is determined without regard to any failure of any holder of Investor Shares to designate a member of the Board of Directors). Each holder of Shares hereby agrees to cast all votes to which such holder is entitled with respect to such Shares, whether at any annual or special meeting by written consent or otherwise, so as to elect as the Company's directors: (A) one director designated by Bain Capital VII Coinvest Fund, LLC, (B) such other directors designated by the Majority Bain Investors as the remaining Bain Directors, (C) one director designated by Thomas H. Lee Equity Fund V, L.P., (D) one director designated by Thomas H. Lee Parallel Fund V, L.P., (E) one director designated by Thomas H. Lee Equity (Cayman) Fund V, L.P., (F) such other directors designated by the Majority THL Investors as the remaining THL Directors, (G) one director designated by Blackstone Capital Partners III Merchant Banking Fund L.P., (H) such other directors designated by the Blackstone Majority Investors as the remaining Blackstone Directors, and (I) the Other Directors designated by the Majority Investors. Each holder of Shares hereby agrees to cast all votes to which such holder is entitled with respect to such Shares to implement a provision in the Company's bylaws that provides that a quorum for any meeting of the Board shall require the presence of directors constituting at least a majority of the entire Board, which majority shall include (i) at least one Bain Director and one THL Director, or (ii) at least one Bain Director and one Blackstone Director, or (iii) at least one THL Director and one Blackstone Director. In addition, each holder of Shares hereby agrees to cast all votes to which such holder is entitled with respect to such Shares to implement a provision in the Company's bylaws that provides that notice of a special meeting of the Board shall be given to the directors of the Company at least twenty-four hours before the meeting by mail, telegram or facsimile and email at his usual or last known business address, facsimile number or email address.

        2.2.    Removal and Replacement.    The provisions of this Section 2.2 shall apply from and after the time that the series of Class A Common Stock other than Class A-1 Common Stock of the Company automatically convert into shares of Class A-1 Common Stock of the Company pursuant to the terms of the certificate of incorporation of the Company. Members of the Board designated by the holders of particular Investor Shares may only be removed by the holders of such Investor Shares. Members of the Board designated by the Majority Investors may only be removed by the Majority Investors. If, prior to his or her election to the Board, any designee of the holders of particular Investor Shares or the Majority Investors is unable or unwilling to serve as a director, then the holders of such Investor Shares or the Majority Investors, as applicable, shall be entitled to nominate a replacement. If, following election to the Board, any designee of the holders of particular Investor Shares or the Majority Investors resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then such Investor, group of Investors or the Majority Investors, as applicable, shall designate a replacement.

        2.3.    Election of HMC Directors.    The Company will cause the board of directors of Houghton Mifflin Company to consist at all times of the same members as the Board of the Company at such time.

        2.4.    Significant Transactions.    Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Investors may instruct by written notice to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Investors of their rights under Section 4.2.

        2.5.    Consent to Amendment.    Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Investors may instruct by written notice to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its certificate of incorporation or any agreement to which the Company is a party.

        2.6.    Grant of Proxy.    Each holder of Shares hereby grants to the Company an irrevocable proxy coupled with an interest to vote his Shares in accordance with his agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.8.

        2.7.    The Company.    The Company agrees not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

        2.8.    Period.    The foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control and (b) the last date permitted by law (including the rules of the SEC and any exchange upon which equity securities of the Company might be listed).

3.    TRANSFER RESTRICTIONS. No holder of Shares shall Transfer any of such Shares to any other Person except as provided in this Section 3.

        3.1.    Permitted Transferees.

          3.1.1.    Immediate Family.    Any holder of Management Shares who is a natural person may transfer any or all of such Management Shares to one or more Members of the Immediate Family of such holder.

          3.1.2.    Upon Death.    Upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder, or to a Charitable Organization.

          3.1.3.    Investors and Company.    Any holder of Shares may Transfer any or all of such Shares, with the consent of the Majority Investors, to (a) any Investor or any Affiliated Fund of an Investor, or (b) the Company or any subsidiary of the Company.

          3.1.4.    Additional Permitted Transfers by the Investors.    Any holder of Investor Shares or Other Investor Shares may Transfer any or all of such Shares (a) to its Affiliated Funds, (b) to its partners or members in a pro rata Transfer or (c) to a Charitable Organization.

No Transfer permitted under the terms of this Section 3.1 (other than 3.1.3(b)) shall be effective unless the transferee of such Shares (each, a "Permitted Transferee") has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee shall remain Investor Shares, Other Investor Shares, or Management Shares, as the case may be, and shall be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as the holder of Investor Shares, Other Investor Shares, or Management Shares, as the case may be, hereunder; provided, however, that Shares Transferred pursuant to Section 3.1.3(a) shall thereafter become Investor Shares hereunder of like kind with the other Shares held by such Transferee and its Affiliated Funds; and provided further that no Transfer by any holder of Shares to a Permitted Transferee shall relieve such holder of any of its obligations hereunder.

        3.2.    Tag Alongs, Drag Alongs, Etc.    In addition to Transfers permitted under Section 3.1,

            (a)   any holder of Investor Shares may Transfer such Shares if (i) such holder (A) has complied with the "tag along" provisions contained in Section 4.1 with respect to such Shares but only if such Transfer occurs after December 31, 2009 or with the prior written consent of the Majority Investors, and (B) has complied with the right of first refusal provisions of Section 4.4, with respect to such Shares or (ii) the Majority Investors have elected to exercise their "drag along" rights set forth in Section 4.2 with respect to such Shares; and

            (b)   any holder of Shares may Transfer any or all of such Shares in accordance with the provisions, terms and conditions of Section 4.1, 4.2 and 4.4.

Any Shares Transferred in compliance with the terms of Section 4.1 or 4.2 and not purchased by an First Offer Purchaser pursuant to Section 4.4 shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

        3.3.    Public.    Subject to the provisions of Section 6.3.4, any holder of Shares may Transfer such Shares in a Public Offering or, after the closing of the Initial Public Offering, pursuant to Rule 144, which Shares shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

        3.4.    Impermissible Transfer.    Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

        3.5.    Period.    The foregoing provisions of this Section 3 shall expire upon the earlier of (a) a Change of Control and (b) the effectiveness of the Company's registration statement in connection with the Qualified Public Offering.

4.
INVESTOR TRANSFER RIGHTS; "TAG ALONG" AND "DRAG ALONG" RIGHTS.

        4.1.    Tag Along.    If one or more holders of Investor Shares (each such holder, a "Prospective Selling Investor") proposes to Sell any such Shares to any Prospective Buyer (including an First Offer Purchaser pursuant to Section 4.4) in a Transfer other than one (i) permitted under the terms of Section 3.1, (ii) in connection with which such holder has exercised his "tag-along" rights under Section 4.1, or (iii) in connection with which the Majority Investors have elected to exercise their "drag along" rights under Section 4.2:

          4.1.1.    Notice.    The Prospective Selling Investors shall furnish a written notice (the "Tag Along Notice") to each other holder of Shares (each, a "Tag Along Holder") at least ten business days prior to such proposed Transfer. The Tag Along Notice may be the same notice as the Sale Notice delivered pursuant to Section 4.4. The Tag Along Notice shall include:

            (a)   The principal terms of the proposed Sale including (i) the number and class of the Shares to be purchased from the Prospective Selling Investors, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class (treating all Class A Common Stock as a single class) to be purchased from the Prospective Selling Investors by the total number of Investor Shares of each such class held by the Prospective Selling Investor (the "Tag Along Sale Percentage"), (iii) the maximum and minimum per share purchase price and (iv) the name and address of the Prospective Buyer; and

            (b)   An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer an additional number of Shares held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), with respect to each Share Sold, as the Prospective Selling Investors shall Sell each of their Shares.

          4.1.2.    Exercise.    Within eight business days after the effectiveness of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a "Participating Seller" and, together with the Prospective Selling Investors, collectively, the "Tag Along Sellers") shall furnish a written notice (the "Tag Along Offer") to the Prospective Selling Investors offering to include an additional number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Holder who does not so accept the Prospective Selling Investors' invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of his rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the maximum per share price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 4.1.

          4.1.3.    Irrevocable Offer.    The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Investors, up to such number of Shares as such Participating Seller shall have specified in his Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the minimum per share price set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along

  Notice, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from his obligations thereunder.

          4.1.4.    Reduction of Shares Sold.    The Prospective Selling Investors shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Investors by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's Tag Along Offer). In the event the Prospective Selling Investors shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

            (i)    there shall be first allocated to each Participating Seller a number of Shares equal to the lesser of (A) the number of Shares offered to be included by such Participating Seller in the proposed Sale pursuant to this Section 4.1, and (B) a number of Shares equal to the aggregate number of Shares proposed to be purchased from the Prospective Selling Investors multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such Participating Seller, and the denominator of which is the aggregate number of Shares held by all Tag Along Sellers (the "Pro Rata Portion"); and

            (ii)   the balance, if any, not allocated pursuant to clause (i) above shall be allocated to the Prospective Selling Investors pro rata to each such Prospective Selling Investor based upon the number of Shares held by such Prospective Selling Investor, or in such other manner as the Prospective Selling Investors may otherwise agree.

          4.1.5.    Additional Compliance.    If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the maximum per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 shall be three business days and two business days, respectively. In addition, if the Prospective Selling Investors have not completed the proposed Sale by the end of the 180th day following the date of the effectiveness of the Tag Along Notice, each Participating Seller shall be released from his obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 shall be three business days and two business days, respectively.

        4.2.    Drag Along.    Each holder of Shares hereby agrees, if requested by the Majority Investors, to Sell a specified percentage equal to or greater than 80 percent (the "Drag Along Sale Percentage") of each class of such Shares (treating all Class A Common Stock as a single class), directly or indirectly, to a Prospective Buyer in the manner and on the terms set forth in this Section 4.2 in connection with the Sale by one or more holders of Investor Shares (each such holder, a "Prospective Selling Investor") of the Drag Along Sale Percentage of the total number of Investor Shares of such class held by such holders of Investor Shares to the Prospective Buyer; provided, however, that no holder of Shares shall be required to sell any Shares pursuant to this Section 4.2 in connection with a Sale by one or more Investors to any Affiliate of such Investor or any Affiliated Fund of such Investor unless such proposed

Sale is approved by vote or written consent of each of the Bain Investors, THL Investors and Blackstone Investors, each voting separately.

          4.2.1.    Exercise.    If the Majority Investors elect to exercise their rights under this Section 4.2, the Prospective Selling Investors shall furnish a written notice (the "Drag Along Notice") to each other holder of Shares. The Drag Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to such Shares including (i) the number and class of Shares to be acquired from the Prospective Selling Investors, (ii) the Drag Along Sale Percentage, (iii) the per share consideration to be received in the proposed Sale and (iv) the name and address of the Prospective Buyer. If the Prospective Selling Investors consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each a "Participating Seller", and, together with the Prospective Selling Investors, collectively, the "Drag Along Sellers") shall be bound and obligated to Sell the Drag Along Sale Percentage of his Shares in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options and Warrants), as the Prospective Selling Investors shall Sell each Investor Share in the Sale (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities). If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Prospective Selling Investors have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from his obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.

        4.3.    Miscellaneous.    The following provisions shall be applied to any proposed Sale to which Section 4.1 or 4.2 applies:

          4.3.1.    Certain Legal Requirements.    In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company, such securities or the issuer thereof, such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Investors shall have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

          4.3.2.    Further Assurances.    Each Participating Seller and First Offer Purchaser, whether in his capacity as a Participating Seller, First Offer Purchaser, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.4 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investors and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investors to which such Prospective Selling Investors will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable without limitation as to such representations, warranties, covenants and other agreements and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the total number of Shares included in such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

          4.3.3.    Sale Process.    The Majority Investors, in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Investor(s), in the case of a proposed Sale pursuant to Section 4.1 and 4.4, shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Investor Share nor any Affiliate of any such holder shall have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 4.

          4.3.4.    Treatment of Options, Warrants and Convertible Securities.    Each Participating Seller agrees that to the extent he desires to include Options, Warrants or Convertible Securities in any Sale of Shares pursuant to Section 4, he shall be deemed to have exercised, converted or exchanged such Options, Warrants or Convertible Security immediately prior to the closing of such Sale to the extent necessary to Sell Common Stock to the Prospective Buyer, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security and agreed by the Prospective Buyer. If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of Common Stock received by the holders of the Prospective Selling Investors in such Sale less the exercise price, if any, per share of such Option, Warrant or Convertible Security by (b) the number of shares of Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

          4.3.5.    Expenses.    All reasonable costs and expenses incurred by the Prospective Selling Investors or the Company in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated), including without limitation all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The reasonable fees and expenses of a single legal counsel representing any or all of the other Tag Along Sellers or Drag Along Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be paid by the Company. Any other costs and expenses incurred by or on behalf of any or all of the other Tag Along Seller or Drag Along Seller in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by such Tag Along Seller(s) or Drag Along Seller(s).

          4.3.6.    Closing.    The closing of a Sale to which Section 4.1, 4.2 or 4.4 applies shall take place at such time and place as the Prospective Selling Investors shall specify by notice to each Participating Seller. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

          4.3.7.    Classification of Transferred Shares.

            4.3.7.1.     Shares Transferred to a Prospective Buyer in accordance with Section 4.1 and Section 4.4 shall thereafter become Other Investor Shares hereunder. No such Transfer pursuant to Section 4.1 shall be effective unless the Prospective Buyer has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Prospective Buyer shall become Other Investor Shares upon the completion of such Transfer, and shall be subject to all of the provisions of this Agreement and that such Prospective Buyer shall be bound by, and shall be a party to, this Agreement as the holder of Other Investor Shares hereunder.

            4.3.7.2.     Shares Transferred pursuant to Section 4.4 to a First Offer Purchaser other than the Company shall thereafter become Investor Shares hereunder of like kind with the other Shares held by such First Offer Purchaser and its Affiliated Funds.

        4.4.    Right of First Offer.    If one or more holders of Investor Shares (each such holder, a "Prospective Selling Investor") proposes to Sell any Shares in a transaction other than one (i) permitted under the terms of Section 3.1, (ii) in connection with which such holder has exercised his "tag-along" rights under Section 4.1, or (iii) in connection with which the Majority Investors have elected to exercise their "drag along" rights under Section 4.2 for more than seventy-five percent of the then outstanding Shares:

          4.4.1.    Notice.    The Prospective Selling Investors shall furnish a written notice of such proposed Sale (a "Sale Notice") to the Company and each other Investor (each, a "First Offer Holder") (which notice may be the same notice as the Tag Along Notice delivered pursuant to Section 4.1) not less than ten business days prior to any such proposed Transfer. The Sale Notice shall include:

            4.4.1.1.     the number of Shares proposed to be sold by the Prospective Selling Shareholder (the "Subject Shares"), and (ii) the name and address of the Prospective Buyer, if any; and

            4.4.1.2.     an invitation to each First Offer Holder to make an offer to purchase (subject to Section 4.4.5 below) any number of the Subject Shares.

          4.4.2.    Exercise.

            4.4.2.1.     Within eight business days after the effectiveness of the Sale Notice, each of the Company and each First Offer Holder, may make an offer to purchase any number of the Subject Shares, by furnishing a written notice (the "Initial First Offer Notice") of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Investors, the price per share offered to be paid, and any other terms and conditions of the offer (each such Person delivering such notice, a "Prospective First Offer Purchaser").

            4.4.2.2.     Upon receipt of the Initial First Offer Notices, the Prospective Selling Investors will determine the best offer made by the Prospective First Offer Purchasers (the "Best Offer"), based on the price per share and other terms and conditions offered, and will furnish a written notice (the "Best Offer Notice") to each Prospective First Offer Purchaser setting forth the price per share and other terms and conditions of the Best Offer and inviting each Prospective First Offer Purchaser to submit a new offer matching the price and other terms and conditions of the Best Offer.

            4.4.2.3.     Within three business days after effectiveness of the Best Offer Notice, each of the Company and each First Offer Holder may offer to match the price and other terms and conditions in the Best Offer Notice by furnishing a written notice (the "First Offer Notice") of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Investors on the terms of the Best Offer (each such Person delivering such notice, a "First Offer Purchaser").

            4.4.2.4.     Each Person not furnishing an First Offer Notice offering to purchase any of the Subject Shares shall be deemed to have waived all of its or his rights to purchase such Shares in lieu of such proposed Sale and the Prospective Selling Investors and Participating Sellers shall thereafter be free to Sell the Subject Shares to the First Offer Purchasers and/or the Prospective Buyer, at a per Share purchase price no less than the price set forth in the Best Offer Notice and on other principal terms not substantially more favorable to the First Offer Purchasers and/or the Prospective Buyer than those set forth in the Best Offer Notice, without any further obligation to such non-First Offer Purchasers pursuant to this Section 4.4.

          4.4.3.    Irrevocable Offer.    The offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to Section 4.4.5 below, to the extent such offer is accepted, such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Purchaser's First Offer Notice.

          4.4.4.    Additional Compliance.    If at the end of the 180th day following the date of the effectiveness of the Sale Notice the Prospective Selling Investors and First Offer Purchasers has not completed the Sale (other than due to the failure of any First Offer Purchaser to perform its obligations under this Section 4.4), each First Offer Purchaser shall be released from his obligations under his irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.4 separately complied with, in order to consummate such Transfer pursuant to this Section 4.4; provided, however, that in the case of such a separate Sale Notice, the applicable period to which reference is made in Section 4.4.1 and 4.4.2.1 shall be three business days and two business days, respectively.

          4.4.5.    Determination of the Number of Subject Shares to be Sold.    In the event the number of Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, the Prospective Selling Investors may accept the offers of the First Offer Purchasers, and at the option of the Prospective Selling Investors, sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to a Prospective Buyer or if the Prospective Buyer selected by the Prospective Selling Investors is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Investors shall be free reject the offers of the First Offer Purchasers and sell all of the Subject Shares to a Prospective Buyer at a price per Share that is no less than the price set forth in the Best Offer Notice. In the event the aggregate number of Subject Shares offered to be purchased by the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold first to the Company, if the Company has offered to purchase any of the Subject Shares and, second, to the First Offer Purchasers (other than the Company) as follows:

            (i)    there shall be first allocated to each First Offer Purchaser (other than the Company) a number of Shares equal to the lesser of (A) the number of Shares offered to be purchased by such First Offer Purchaser pursuant his First Offer Notice, and (B) a number of Shares equal to the aggregate number of remaining Subject Shares multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such First Offer Purchaser, and the denominator of which is the aggregate number of Shares held by all First Offer Purchasers (the "Pro Rata Portion"); and

            (ii)   the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those First Offer Purchasers (other than the Company) which offered to purchase a number of Shares in excess of such Person's Pro Rata Portion pro rata to each such First Offer Purchaser based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.

        In the event any Investors exercise their rights under Section 4.1 to sell Shares in connection with a transaction subject to this Section 4.4, such Shares (as the case may be, reduced in accordance with Section 4.1.4) shall be deemed to be Subject Shares for purposes of this Section 4.4 and shall be allocated in accordance with this Section 4.4.5.

        4.5.    Period.    The foregoing provisions of this Section 4 shall expire on the earlier of (a) a Change of Control or (b) the closing of a Qualified Public Offering.

5.    RIGHT OF PARTICIPATION.    The Company shall not issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Person (each an "Issuance" of "Subject Securities"), except in compliance with the provisions of Section 5.1 or 5.2.

        5.1.    Right of Participation.

          5.1.1.    Offer.    Not fewer than ten business days prior to the consummation of an Issuance, a notice (the "Participation Notice") shall be furnished by the Company to each holder of Shares (the "Participation Offerees"). The Participation Notice shall include:

            (a)   The principal terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance which the number of Equivalent Shares held by such Participation Offeree constitutes (the "Participation Portion"), (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities and (v) the name and address of the Person to whom the Subject Securities will be issued (the "Prospective Subscriber"); and

            (b)   An offer by the Company to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same economic terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

          5.1.2.    Exercise.

            5.1.2.1.    General.    Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept the offer in the Participation Notice by furnishing a written notice of such acceptance to the Company within eight business days after the effectiveness of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a "Participating Buyer"). Each Participation Offeree who has not so accepted such offer shall be deemed to have waived all of his rights with respect to the Issuance, and the Company shall thereafter be free to issue Subject Securities in the Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to Section 5. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in Section 5.1.1 and in the first sentence of Section 5.1.2.1 shall be three business days and two business days respectively.

            5.1.2.2.    Irrevocable Acceptance.    The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer's written commitment.

            5.1.2.3.    Time Limitation.    If at the end of the 180th day following the date of the effectiveness of the Participation Notice the Company has not completed the Issuance, each Participating Buyer shall be released from his obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in Section 5.1.1 and in the first sentence of Section 5.1.2.1 shall be three business days and two business days, respectively.

          5.1.3    Other Securities.    The Company may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities ("Other Securities") in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

          5.1.4.    Certain Legal Requirements.    In the event that the participation in the Issuance by a holder of Shares as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any specified information regarding the Company or the securities, such holder of Shares shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that the Company shall not be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

          5.1.5.    Further Assurances.    Each Participation Offeree and each Stockholder to whom the Shares held by such Participation Offeree were originally issued, shall, whether in his capacity as a Participating Buyer, Stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer and Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.

          5.1.6.    Expenses.    All reasonable costs and expenses incurred by the holders of Investor Shares or the Company in connection with any proposed Issuance of Subject Securities (whether or not consummated), including without limitation all attorney's fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The reasonable fees and charges of a single legal counsel representing any or all of the other holders of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be paid by the Company. Any other costs and expenses incurred by or on behalf of any other holder of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be borne by such holder.

          5.1.7.    Closing.    The closing of an Issuance pursuant to Section 5.1 shall take place at such time and place as the Company shall specify by notice to each Participating Buyer. At the Closing of any Issuance under this Section 5.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

        5.2.    Post-Issuance Notice.    Notwithstanding the notice requirements of Sections 5.1.1 and 5.1.2, the Company may proceed with any Issuance prior to having complied with the provisions of Section 5.1; provided that the Company shall:

          (a)   provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 5.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;

          (b)   offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder (not to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 5.1 multiplied by the number of Equivalent Shares included in the Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

          (c)   keep such offer open for a period of ten business days, during which period, each such holder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 5.1 multiplied by the number of Equivalent Shares included in such issuance).

        5.3.    Excluded Transactions.    The preceding provisions of this Section 5 shall not apply to:

          (a)   Any Issuance of Common Stock upon the exercise or conversion of any Common Stock, Options, Warrants or Convertible Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 5;

          (b)   The Issuance of Shares to the Investors in connection with the Closing;

          (c)   Any Issuance of shares of Common Stock, Options or Convertible Securities to officers, employees, directors or consultants of the Company or its subsidiaries in connection with such Person' employment arrangements with the Company or its subsidiaries;

          (d)   Any Issuance of shares of Common Stock, Option, Warrants or Convertible Securities in connection with any business combination or acquisition transaction involving the Company or any of its subsidiaries; or

          (e)   Any Issuance of Common Stock pursuant to the Initial Public Offering.

        5.4.    Certain Provisions Applicable to Options, Warrants and Convertible Securities.    In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, shall be entitled to purchase pursuant to Section 5.1, if any, shall be reduced, share for share, by the amount of any such increase.

        5.5.    Acquired Shares.    Any Subject Securities constituting Common Stock acquired by any holder of Shares pursuant to this Section 5 shall be deemed for all purposes hereof to be Investor Shares, Other Investor Shares and Management Shares hereunder of like kind with the Shares then held by the acquiring holder.

        5.6.    Period.    The foregoing provisions of this Section 5 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

6.    REGISTRATION RIGHTS.    The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

        6.1.    Demand Registration Rights for Investor Shares.

          6.1.1.    General.    Beginning at any time after the expiration of the lock-up agreement entered into by the Majority Investors in connection with the Initial Public Offering, one or more holders of Investor Shares ("Initiating Investors"), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement, "Registrable Investor Securities" shall mean Registrable Securities constituting Investor Shares); provided, however, that the value of Registrable Securities that the Initiating Investors propose to sell in such Public Offering is at least ten million dollars ($10,000,000), and provided, further, that the Majority Investors give their prior written consent to any such request prior to the closing of the first Public Offering initiated pursuant to this Section 6.1. The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 6.2 or by other holders of Registrable Investor Securities by notice delivered to the Company within 20 days after the Company has given the notice required by Section 6.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1.1:

            (a)   During the effectiveness of any lock-up agreement entered into by the Majority Investors in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans); or

            (b)   (i) Upon the request of any member of an Investor Group on any form other than Form S-3 (or any successor form) if the Company has previously effected three or more registrations of Registrable Securities under this Section 6.1.1 upon the request of the members of such Investor Group on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 6 and no registrations of Registrable Securities pursuant to which the Initiating Investors and all other holders of Registrable Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

          6.1.2.    Form.    Except as otherwise provided above, each registration requested pursuant to Section 6.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Investor Securities to be included in the proposed registration statement in question (the "Majority Participating Investors").

          6.1.3.    Payment of Expenses.    The Company shall pay all reasonable expenses of holders of Investor Shares incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

          6.1.4.    Additional Procedures.    In the case of a registration pursuant to Section 6.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 6.2. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 6.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder). If requested by the Initiating Investors, the Company together with the holders of Registrable Securities proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

          6.1.5.    Expiration.    The foregoing provisions of this Section 6.1 shall have no effect with respect to any request by a prospective Initiating Investor received by the Company on or after the seventh anniversary of the closing of the Initial Public Offering.

        6.2.    Piggyback Registration Rights.

          6.2.1.    Piggyback Registration.

            6.2.1.1.    General.    Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 6.1 or otherwise) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 6.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 6.1 hereof.

            6.2.1.2.    Excluded Transactions.    The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with:

              (a)    Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

              (b)    Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

              (c)    The Initial Public Offering.

          6.2.2.    Payment of Expenses.    The Company shall pay all reasonable expenses of a single legal counsel selected by the Majority Investors representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2.

          6.2.3.    Additional Procedures.    Holders of Shares participating in any Public Offering pursuant to this Section 6.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and "lock-up" agreements) for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder's net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder's pro rata portion of any such liability, in accordance with such holder's portion of the total number of Shares included in the offering, and (ii) such holder's net proceeds from such offering.

          6.2.4.    Expiration.    The foregoing provisions of Section 6.2 shall have no effect with respect to any request received by the Company on or after the seventh anniversary of the closing of the Initial Public Offering.

        6.3.    Certain Other Provisions.

          6.3.1.    Underwriter's Cutback.    In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 6 and subject to the terms of this Section 6.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 6.3.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

            (i)    there shall be first allocated to each Stockholder requesting that their Shares be registered in such registration a number of Shares to be included in such registration equal to the lesser of (A) the number of Shares requested to be registered by such Stockholder pursuant to Section 6.1 or 6.2, and (B) a number of Shares equal to the aggregate number of Shares to be registered in such registration multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such Stockholder, and the denominator of which is the aggregate number of Shares held by all Stockholders requesting that their Shares be registered in such registration (the "Pro Rata Portion"); and

            (ii)    the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those Stockholders requesting that their Shares be registered in such registration which requested to register a number of Shares in excess of such Person's Pro Rata Portion pro rata to each such shareholder based upon the number of Shares held by such Stockholder, or in such other manner as the Stockholders requesting that their Shares be registered in such registration may otherwise agree.

For purposes of any underwriter cutback, all Shares held by any holder of Registrable Securities shall also include any Shares held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such partners, retired partners, trusts or affiliated entities, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 6.1.1 or 6.2.1.1, the holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Company and the Majority Investors.

          6.3.2.    Other Actions.    If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 6, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 270 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration (including causing the customary managers of the Company and its subsidiaries to participate in "road show" presentations to potential investors).

          6.3.3.    Selection of Underwriters and Counsel.    The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 6.1.1, the Majority Investors.

          6.3.4.    Lock-Up.    In connection with each Public Offering each holder of Shares agrees to become bound by and to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such holder's right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, as is entered into by the Majority Investors with the underwriter(s) of such Public Offering, or, in the case of a demand registration pursuant to Section 6.1 in which the Majority Investors are not participating, as may be entered into by the Initiating Investor with respect to such demand registration. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (ii) Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement, or (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder.

        6.4.    Indemnification and Contribution.

          6.4.1.    Indemnities of the Company.    In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 6 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 6.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

          6.4.2.    Indemnities to the Company.    The Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 6, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

          6.4.3.    Contribution.    If the indemnification provided for in Sections 6.4.1 or 6.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 6.4 (an "Indemnitee") in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          6.4.4.    Limitation on Liability of Holders of Registrable Securities.    The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 6.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

7.    REMEDIES.

        7.1.    Generally.    The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

        7.2.    Deposit.    Without limiting the generality of Section 7.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the "Escrow Agent") and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder's rights in and to such Shares shall terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

8.    LEGENDS.

        8.1.    Restrictive Legend.    Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

          The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

        Each certificate representing Investor Shares shall also have the following legend endorsed conspicuously thereupon:

          The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor:

        Each certificate representing Other Investor Shares shall also have the following legend endorsed conspicuously thereupon:

          The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Other Investor:                        .

        Each certificate representing Management Shares shall also have the following legend endorsed conspicuously thereupon:

          The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager:                        .

        Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

        8.2.    1933 Act Legends.    Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

          The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

        8.3.    Stop Transfer Instruction.    The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

        8.4.    Termination of 1933 Act Legend.    The requirement imposed by Section 8.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2 hereof.

9.    AMENDMENT, TERMINATION, ETC.

        9.1.    Oral Modifications.    This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

        9.2.    Written Modifications.    This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, HMC, and the Majority Investors; provided, however, that (a) the consent of the Majority Other Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Other Investor Shares as such under this Agreement, (b) the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Management Shares as such under this Agreement, and (c) the consent of the Majority THL Investors, Majority Bain Investors or Majority Blackstone Investors, respectively, shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the THL Investors, Bain Investors or Blackstone Investors, respectively, as such, or has a disproportionate material adverse effect on any of the Bain Investors, THL Investors or Blackstone Investors, respectively, that is disproportionate to the number of Shares held by such Investor. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

        9.3.    Effect of Termination.    No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

10.    DEFINITIONS.    For purposes of this Agreement:

        10.1.    Certain Matters of Construction.    In addition to the definitions referred to or set forth below in this Section 10:

          (i)    The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

          (ii)    The word "including" shall mean including, without limitation;

          (iii)    Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

          (iv)    The masculine, feminine and neuter genders shall each include the other.

        10.2.    Definitions.    The following terms shall have the following meanings:

        "Acquisition" shall have the meaning set forth in the Recitals.

        "Acquisition Agreement" shall have the meaning set forth in the Recitals.

        "Adverse Claim" shall have the meaning set forth in Section 8-302 of the applicable Uniform Commercial Code.

        "Affiliate" shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

        "Affiliated Fund" shall mean, with respect to each holder of Shares, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any such holder.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Bain Director" shall mean a member of the Board of Directors designated by one or more Bain Investors.

        "Bain Investors" shall mean the holders from time to time of Investor Shares originally issued to or issued with respect to Shares originally issued to or held by Bain Capital Integral Investors, LLC, Bain Capital VII Coinvest Fund, LLC and BCIP TCV, LLC.

        "Best Offer" shall have the meaning set forth in Section 4.4.2.2.

        "Best Offer Notice" shall have the meaning set forth in Section 4.4.2.2.

        "Blackstone Director" shall mean a member of the Board of Directors designated by one or more Blackstone Investors.

        "Blackstone Investors" shall mean from time to time the holders of Shares originally issued to or issued with respect to Investor Shares originally issued to or held by Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Family Investment Partnership III L.P. and Blackstone Offshore Capital Partners III L.P.

        "Board" shall have the meaning set forth in Section 2.1.

        "Change of Control" shall mean (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Investors and their Affiliates shall own less than 25% of the Equivalent Shares.

        "Charitable Organization" shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

        "Class A Stock" shall mean the Class A Common Stock, par value $.001 per share of the Company, which may from time to time be divided into classes, including the Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock, Class A-5 Common Stock, Class A-6 Common Stock, Class A-7 Common Stock, Class A-8 Common Stock, Class A-9 Common Stock and Class A-10 Common Stock.

        "Class L Stock" shall mean the Class L Common Stock, par value $.001 per share, of the Company.

        "Closing" shall have the meaning set forth in Section 1.1.

        "Commission" shall mean the Securities and Exchange Commission.

        "Common Stock" shall mean the common stock of the Company including without limitation the Class A Stock and the Class L Stock.

        "Company" shall have the meaning set forth in the Preamble.

        "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

        "Cost" shall mean, for any security, the price paid to the issuer for such security.

        "Covered Person" shall have the meaning set forth in Section 6.4.1.

        "Drag Along Notice" shall have the meaning set forth in Section 4.2.1.

        "Drag Along Sale Percentage" shall have the meaning set forth in Section 4.2.

        "Drag Along Sellers" shall have the meaning set forth in Section 4.2.1.

        "Equivalent Shares" shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

        "Escrow Agent" shall have the meaning set forth in Section 7.2.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

        "Fair Market Value" shall mean, as of any date, as to any share of Common Stock, the Board's good faith determination of the fair value of such share as of the applicable reference date.

        "First Offer Holder" shall have the meaning set forth in Section 4.4.1.

        "First Offer Notice" shall have the meaning set forth in Section 4.4.2.3.

        "First Offer Purchaser" shall have the meaning set forth in Section 4.4.2.3.

        "Indemnitee" shall have the meaning set forth in Section 6.4.3.

        "Initial First Offer Notice" shall have the meaning set forth in Section 4.4.2.1.

        "Prospective First Offer Purchaser" shall have the meaning set forth in Section 4.4.2.1.

        "Initial Public Offering" means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

        "Initial Public Offering Time" shall mean the time of the initial sale of shares of Class A Common Stock (taking into account any subdivision, increase, combination or reclassification of the Company's Common Stock in connection with the public offering) of the Company pursuant to an initial public offering of such shares registered with the Securities Exchange Commission and immediately prior to any transfer of beneficial ownership of such shares in such offering.

        "Initiating Investors" shall have the meaning set forth in Section 6.1.1.

        "Investor Group" shall mean any of the Bain Investors, the THL Investors and the Blackstone Investors.

        "Investor Shares" shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to or held by an Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

        "Investors" shall have the meaning set forth in the Preamble.

        "Issuance" shall have the meaning set forth in Section 5.

        "Majority Bain Investors" shall mean, as of any date, the holders of a majority of the Shares held by the Bain Investors.

        "Majority Blackstone Shares" shall mean, as of any date, the holders of a majority of the Shares held by the Blackstone Investors.

        "Majority Investors" shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

        "Majority Managers" shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

        "Majority Other Investors" shall mean, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

        "Majority Participating Investors" shall have the meaning set forth in Section 6.1.2.

        "Majority THL Investors" shall mean, as of any date, the holders of a majority of the Shares held by the THL Investors.

        "Management Shares" shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including without limitation all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except (i) for purposes of Section 6 and (ii) as otherwise specifically set forth herein).

        "Managers" shall have the meaning set forth in the Preamble.

        "Members of the Immediate Family" shall mean, with respect to any individual, each spouse or child or other descendants (by birth or adoption) of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

        "Options" shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

        "Other Director" shall mean a member of the Board of Directors designated by the Majority Investors, other than a Bain Director, THL Director or Blackstone Director.

        "Other Investor Shares" shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Other Investor, whenever issued, including without limitation all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Other Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

        "Other Investors" shall have the meaning set forth in the Preamble.

        "Other Securities" shall have the meaning set forth in Section 5.1.3.

        "Participating Buyer" shall have the meaning set forth in Section 5.1.2.1.

        "Participating Seller" shall have the meaning set forth in Section 4.1.2 and 4.2.1.

        "Participation Notice" shall have the meaning set forth in Section 5.1.1.

        "Participation Offerees" shall have the meaning set forth in Section 5.1.1.

        "Participation Portion" shall have the meaning set forth in Section 5.1.1.

        "Permitted Transferee" shall have the meaning set forth in Section 3.1.

        "Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

        "Price Per Equivalent Share" shall mean the Board's good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 5 hereof.

        "Pro Rata Portion" shall have the meaning given to it in Section 4.4.5 and 6.3.

        "Prospective Buyer" shall mean any Person proposing to purchase shares from a Prospective Selling Investor.

        "Prospective Selling Investor" shall have the meaning set forth in Section 4.1, 4.2 and 4.4.

        "Prospective Subscriber" shall have the meaning set forth in Section 5.1.1.

        "Public Offering" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

        "Qualified Public Offering" shall mean a Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form) in which the aggregate price to the public of all such common stock sold in such offering in combination with the aggregate price to the public of all common stock sold in any previous Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form) shall exceed $100,000,000.

        "Registrable Investor Securities" shall have the meaning set forth in Section 6.1.1.

        "Registrable Securities" shall mean (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, (c) all shares of Class A Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (d) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (v) such shares shall have been Transferred in a Sale to which Section 4.1 or 4.2 apply (other than a sale to a First Offer Purchaser pursuant to Section 4.4), (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144, (y) subject to the provisions of Section 8 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding.

        "Regulation D" shall mean Regulation D under the Securities Act.

        "Rule 144" shall mean Rule 144 under the Securities Act (or any successor Rule).

        "Rule 145 Transaction" shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

        "Sale" shall mean a Transfer for value.

        "Sale Notice" shall have the meaning set forth in Section 4.4.1.

        "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

        "Shares" shall mean all Investor Shares, Other Investor Shares and Management Shares.

        "Stockholders" shall have the meaning set forth in the Preamble.

        "Subject Securities" shall have the meaning set forth in Section 5.

        "Subject Shares" shall have the meaning set forth in Section 4.4.

        "Tag Along Notice" shall have the meaning set forth in Section 4.1.1.

        "Tag Along Holder" shall have the meaning set forth in Section 4.1.1.

        "Tag Along Sale Percentage" shall have the meaning set forth in Section 4.1.1.

        "Tag Along Sellers" shall have the meaning set forth in Section 4.1.2.

        "THL Director" means a member of the Board of Directors designated by one ore more THL Investors.

        "THL Investors" shall mean the holders from time to time of Shares originally issued to or issued with respect to Shares originally issued to or held by Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Putnam Investments Holdings, L.P., Putnam Investments Employees' Securities Company I, LLC, Putnam Investments

Employees Securities Company II, LLC, 1997 Thomas W. Lee Nominee Trust and Thomas H. Lee Investors Limited Partnership.

        "Transfer" shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

        "Warrants" shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

11.    MISCELLANEOUS.

        11.1.    Authority; Effect.    Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. HMC shall be jointly and severally liable for all obligations of the Company pursuant to this Agreement.

        11.2.    Notices.    Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

If to the Company to it:
Houghton Mifflin Holdings, Inc. 222 Berkeley Street Boston, MA 02116 Facsimile: 1-617-351-5014 Attention: Paul D. Weaver, Senior Vice President and General Counsel
If to a Bain Investor, to it:
c/o Bain Capital LLC 111 Huntington Avenue Boston, MA 02199 Facsimile: 1-617-516-2010 Attention: Mark Nunnelly
If to a THL Investor, to it:
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109 Facsimile 1-617-227-3514 Attention: Scott Sperling
If to a Blackstone Investor, to it:
c/o The Blackstone Group. 345 Park Avenue New York, NY 10154 Facsimile: 1-212-583-5712 Attention: Robert L. Friedman

In each case with a copy to:
Ropes & Gray One International Place Boston, Massachusetts 02110 Facsimile: 1-617-951-7050 Attention: R. Newcomb Stillwell

        If to an Other Investor or a Manager, to him at the address set forth in the stock record book of the Company.

        Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

        Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter, (b) two business days after being sent by Federal Express, DHL or UPS, and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

        11.3.    Binding Effect, Etc.     This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

        11.4.    Descriptive Headings.     The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

        11.5.    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

        11.6.    Severability.    In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

        11.7.    Consent to Certain Indebtedness.    The Investors hereby consent to the Company and its subsidiaries entering into and incurring indebtedness for borrowed money pursuant to the credit and security agreements set forth on Schedule 2 attached hereto, which consent shall satisfy the Company's obligation to obtain the consent of the Majority Investors for such transaction pursuant to Section 4.14 of the Company's Certificate of Incorporation. Notwithstanding the foregoing consent, the Company and its subsidiaries shall not amend any such credit or security agreements without the prior written consent of the Majority Investors.

12.    GOVERNING LAW.

        12.1.    Governing Law.    This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        12.2.    Consent to Jurisdiction.    Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice.

        12.3.    WAIVER OF JURY TRIAL.    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

        12.4.    Exercise of Rights and Remedies.    No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

        IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written

THE COMPANY:	VERSAILLES U.S. HOLDING INC.
	By:	/s/ JONATHAN GOODMAN
Name: Jonathan Goodman Title: Director
HMC:	HOUGHTON MIFFLIN COMPANY
	By:	/s/ PAUL D. WEAVER
Name: Paul D. Weaver Title: Senior Vice President
THE INVESTORS:	BAIN CAPITAL INTEGRAL INVESTORS, LLC
	By:	/s/ MARK E. NUNNELLY
Name: Mark E. Nunnelly Title: Managing Director
BAIN CAPITAL VII COINVESTMENT FUND, LLC
	By:	Bain Capital VII Coinvestment Fund, L.P., it sole member
	By:	Bain Capital Partners VII, L.P., its general partner
	By:	Bain Capital Investors L.L.C, its general partner
	By:	/s/ MARK E. NUNNELLY
Name: Mark E. Nunnelly Title: Managing Director
BCIP TCV, LLC
	By:	Bain Capital Investors, LLC
	By:	/s/ MARK E. NUNNELLY
Name: Mark E. Nunnelly Title: Managing Director

        IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

FINANCIÉRE VERSAILLES S.A.R.L.
By:	/s/ SCOTT M. SPERLING
Name: Scott M. Sperling Title: President
THOMAS H. LEE EQUITY FUND V, L.P.
By:	THL Equity Advisors V, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
/s/ SCOTT M. SPERLING
Name: Scott M. Sperling Title: Managing Director
THOMAS H. LEE PARALLEL FUND V, L.P.
By:	THL Equity Advisors V, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
/s/ SCOTT M. SPERLING
Name: Scott M. Sperling Title: Managing Director
THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.
By:	THL Equity Advisors V, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
/s/ SCOTT M. SPERLING
Name: Scott M. Sperling Title: Managing Director

1997 THOMAS H. LEE NOMINEE TRUST
By: State Street Bank and Trust Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust
By:	/s/ GERALD R. WHEELER
Name: Gerald R. Wheeler Title: Vice President
THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
By:	THL Investment Management Corp., its general partner
By:	/s/ THOMAS H. LEE

PUTNAM INVESTMENTS HOLDINGS, LLC
By:	/s/ WILLIAM WOOLVERTON
Name: William Woolverton Title:
PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY I LLC
By:	/s/ WILLIAM WOOLVERTON
Name: William Woolverton Title:
PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY II LLC
By:	/s/ WILLIAM WOOLVERTON
Name: William Woolverton Title:
BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.
By:	Blackstone Management Associates III L.L.C., its general partner
By:	/s/ DAVID BLITZER
Name: David Blitzer Title: Director

BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P.
By:	Blackstone Management Associates III L.L.C., its general partner
By:	/s/ DAVID BLITZER
Name: David Blitzer Title: Director
BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.
By:	Blackstone Management Associates III L.L.C., its general partner
By:	/s/ DAVID BLITZER
Name: David Blitzer Title: Director

Schedule 1 Investor

Share Holdings

Investor	Class A Common Stock (Number and Class)	Class L Common Stock
Bain Capital VII Coinvest Fund, L.P.	65,475.00 A-2 shares	7,275.0000 L shares
Bain Capital Integral Investors, LLC	175,392.88 A-3 shares	19,488.0972 L shares
BCIP TCV, LLC	5,132.13 A-3 shares	570.2361 L shares
Thomas H. Lee Equity Fund V, L.P.	189,615.98 A-4 shares	21,068.4422 L shares
Thomas H. Lee Parallel Fund V, L.P.	49,197.75 A-5 shares	5,466.4162 L shares
Thomas H. Lee Equity (Cayman) Fund V, L.P.	2,612.65 A-6 shares	290.2940 L shares
Putnam Investments Holdings, LLC	1,418.05 A-7 shares	164.5613 L shares
Putnam Investments Employees' Securities Company I LLC	1,273.04 A-7 shares	141.4493 L shares
Putnam Investments Employees Securities Company II LLC	1,136.65 A-7 shares	126.2940 L shares
1997 Thomas H. Lee Nominee Trust	449.55 A-7 shares	49.9503 L shares
Thomas H. Lee Investors Limited Partnership	233.33 A-7 shares	25.9259 L shares
Blackstone Capital Partners III Merchant Banking Fund L.P.	102,635.51 A-8 shares	11,403.9450 L shares
Blackstone Family Investment Partnership III L.P.	19,442.00 A-9 shares	2,160.2217 L shares.
Blackstone Offshore Capital Partners III L.P.	922.50 A-9 shares	102.5000 L shares

Schedule 2

Approved Credit Documents

1.
Credit and Guarantee Agreement dated as of December 30, 2002 by and among Acquisition, the Company as Guarantor, certain lenders party thereto, CIBC World Markets Corp. ("CIBC World Markets") and Goldman Sachs Credit Partners L.P. ("GSCP"), as Joint Lead Arrangers and Joint Bookrunners, GSCP and Deutsche Bank Securities Inc. as Co-Syndication Agents and Canadian Imperial Bank of Commerce ("CIBC") as Administrative Agent and Collateral Trustee, under which the Company may borrow or otherwise receive extensions of credit in an aggregate up to $725,000,000.

2.
Pledge and Security and Collateral Trust Agreement among the Company, Acquisition, the additional grantors parties thereto and CIBC, as the Collateral Trustee.

3.
Senior Subordinated Bridge Loan Agreement (the "Senior Subordinated Loan Agreement") among the Acquisition, the Company, as Parent Guarantor, GSCP, CIBC, Deutsche Bank AG Cayman Islands Branch and Fleet National Bank, initial lenders (the "Initial Lenders"), the other lenders from time to time parties thereto (together with the Initial Lenders, the "Bridge Lenders"), GSCP, CIBC World Markets and Deutsche Bank Securities Inc., as joint lead arrangers and joint book runners, GSCP, as administrative agent, and CIBC World Markets, as syndication agent, under which the Company may borrow or otherwise receive extensions of credit in an aggregate amount of up to $500,000,000.

4.
Senior Subordinated Exchange Notes (the "Exchange Notes") to be issued by HMC in exchange for the loans under the Senior Subordinated Loan Agreement in the event any such loans are outstanding on the Initial Materials Date (as defined in the Senior Subordinated Loan Agreement), and any Senior Subordinated Exchange Notes issued in an offer for any Exchange Notes registered under the Securities Act of 1933.

5.
Exchange Note Indenture between HMC and a trustee providing for the issuance of the Exchange Notes and the rights of the holders thereof.

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  Exhibit 10.15
Table of Contents
STOCKHOLDERS AGREEMENT
Recitals
Agreement
Schedule 1 Investor Share Holdings
Schedule 2 Approved Credit Documents